News Release

MIHI Goes Global Entering New Markets with Letter of Intent to acquire BBVI, an International Marketer and Consultancy

BBVI is in the business of providing strategic investment support and revenue growth opportunities in international markets. BBVI specializes in revenue generation, technology consulting, and financial consulting services. They primarily serve the medical marketplace.

DULUTH, GEORGIA – 04/26/2017

Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI), today announced that on April 26, 2017 it has entered into a Letter of Intent (LOI) with a Florida-based international consulting company (“BBVI”). Under the agreement MIHI will acquire 100% of the assets of BBVI in a stock transaction. BBVI will provide immediate access to its strategic client/customer base, share in the sale, ordering, and delivery of products and services to its customers. The acquisition insures revenue and profits for MIHI once the transaction is complete along with the beginning of building out a global footprint for the company. The transaction is contingent on the delivery of audited financials.

BBVI has been providing strategic consulting services to MIHI for the last year and a half. Through this relationship, it has been working with MIHI to expand its presence into international markets. BBVI has been successful in introducing MIHI to these markets and has taken the lead in penetrating certain foreign markets with high level business professionals and government entities/individuals. This has resulted in “winning” government bids that will allow MIHI to fulfill the orders and book the resulting revenue.

Arturo “Jake” Sanchez, CEO and Director, stated: “This is the next of many more acquisition agreements to come… we will use BBVI to penetrate international markets. This transaction will quickly improve both our balance sheet and income statement. You will see us be able to remove hundreds of thousands of past accruals to support and strengthen our balance sheet. You will also start to notice top and bottom-line revenue improvement. This acquisition expands our product line and customer base to include prescriptive drug sales. We are also benefiting our network of physician providers by increasing their access to prescriptive medicines to treat their patients. Under this agreement, we are optimistic we can expand our core telemedicine services into these countries as we expand pharma sales.

About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships, we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

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FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release

Investor Contacts:

investor@medicalinnovationholdings.com